Exhibit 99.1

Media Contacts: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

Matt Sherman / Tim Lynch Joele Frank, Wilkinson Brimmer Katcher + 1 212-355-4449

MIPS Technologies Comments on Announcement by Starboard

SUNNYVALE, Calif., September 12, 2011 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, today acknowledged the receipt of notice from Starboard Value LP (“Starboard”), which owns approximately 9.1% of the outstanding shares of MIPS, regarding its intent to nominate four candidates for election to the MIPS Board of Directors at the Company’s 2011 Annual Meeting of Stockholders. The Company noted that there are three seats up for election at the 2011 Annual Meeting.

The Company does not intend to make a recommendation on Starboard’s nominees at this time and will present its formal recommendation in its proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). The Compensation and Nominating Committee of the MIPS Board will follow MIPS’ policy and procedures for considering director candidates recommended by stockholders.

The Company issued the following statement:

MIPS Technologies’ Board of Directors and management team are committed to acting in the best interest of the Company and all MIPS stockholders. We have had an open dialogue with Starboard since we first became aware of their investment in the Company. MIPS’ Board is actively engaged in the strategy of the Company and is committed to building value for all stockholders.

MIPS has a leading position in the digital home, is strong in wired and wireless networking and is now expanding into mobile. The Company also has a valuable portfolio of more than 580 patent properties worldwide.

MIPS noted that its Board of Directors is comprised of seven highly qualified and experienced directors, six of whom are independent.

Skadden, Arps, Slate, Meagher & Flom LLP is providing legal counsel to MIPS.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications. The MIPS architecture powers some of the world's most popular products, including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release may contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and updated in our subsequent reports filed with the SEC. These reports are available in the Investor Relations section of our website at www.mips.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Additional Information and Where to Find It
MIPS Technologies, Inc. (the “Company”), its directors and certain executive officers may become participants in the solicitation of proxies from stockholders in connection with the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the Annual Meeting (the “2011 Proxy Statement”).

Sandeep Vij, Kenneth L. Coleman, Fred M. Gibbons, Robert R. Herb, William M. Kelly, Robin L. Washington and Frederick D. Weber, all of whom are members of the Company’s Board of Directors, and Maury Austin, the Company’s CFO and Gail Shulman, the Company’s General Counsel, may become participants in the Company’s solicitation. None of such participants owns in excess of 1% of the Company’s outstanding common stock. Additional information regarding the interests of such participants will be included in the 2011 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2011 Proxy Statement with the SEC, the Company will provide access to the definitive 2011 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2011 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2011 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.mips.com/) or by writing to the Corporate Secretary, MIPS Technologies, Inc., 955 East Arques Avenue, Sunnyvale, California 94085.

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MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.